EXHIBIT 23




                         Consent of Independent Auditors

We consent to the use of our report dated March 8, 2002, included in the Annual Report on Form 10-K of Coastal Caribbean Oils & Minerals, Ltd. for the year ended December 31, 2001, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.




                                                   /s/ Ernst & Young LLP
Stamford, Connecticut
June   6, 2002